UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2021, Kohl’s Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with various lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, a Swing Line Lender and an Issuing Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and U.S. Bank National Association, as Syndication Agents, Swing Line Lenders, and Issuing Banks, The Bank of New York Mellon, as an Issuing Bank and BMO Harris Bank, N.A., Capital One, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and TD Bank, N.A., as Documentation Agents, and Wells Fargo Securities, LLC, BofA Securities, Inc., JP Morgan Chase Bank, N.A., MUFG Bank, Ltd., and U.S. Bank National Association, as Joint Lead Arrangers and Bookrunners.

The Credit Agreement provides for a $1.0 billion senior unsecured five-year revolving credit facility and includes terms generally consistent with the Company’s prior 2019 senior unsecured five-year revolving credit facility. The Company may request an increase in revolving credit commitments under the facility of up to $500.0 million in certain circumstances. Events of default under the Credit Agreement include, among other things, a change of control of the Company and the Company’s default of other debt exceeding $75.0 million.

Certain of the lenders and/or their affiliates have other business relationships with the registrant involving the provision of financial and banking-related services, including cash management, private label credit card program, letters of credit, corporate credit cards and investment banking and trust services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with its entry into the Credit Agreement, the Credit Agreement dated as of April 16, 2020 by and among the Company and its subsidiaries, and Wells Fargo Bank, National Association, as agent, and the other lenders party thereto, providing for a senior secured, asset based revolving credit facility, was terminated as of October 22, 2021. The Company incurred no early termination penalties in connection with the termination of this agreements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Credit Agreement dated as of October 22, 2021 by and among the Company, the various lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, a Swing Line Lender and an Issuing Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and U.S. Bank National Association, as Syndication Agents, Swing Line Lenders, and Issuing Banks, The Bank of New York Mellon, as an Issuing Bank and BMO Harris Bank, N.A., Capital One, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and TD Bank, N.A., as Documentation Agents, and Wells Fargo Securities, LLC, BofA Securities, Inc., JP Morgan Chase Bank, N.A., MUFG Bank, Ltd., and U.S. Bank National Association, as Joint Lead Arrangers and Bookrunners.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2021	KOHL'S CORPORATION

	By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Senior Executive Vice President, General Counsel and Corporate Secretary